UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 19, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure

A.	News Release

On April 19, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS FIRST QUARTER 2004 EARNINGS

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) today reported net income for the three months ended March 31, 2004, of $30.9 million, or 81 cents per share, compared with $24.3 million, or 66 cents per share, in the same quarter of 2003. “Better-than-expected kilowatthour sales at our utilities, strong asset quality at our bank and lower expenses at the holding company in the first quarter of 2004 increased earnings by 27% compared with the same quarter last year,” said Robert F. Clarke, HEI chairman, president and chief executive officer.

Electric utility net income for the first quarter was up 13% to $20.0 million compared to $17.7 million for the same quarter last year. “Strength in the Hawaii economy drove kilowatthour sales higher by 4% quarter-over-quarter,” said Clarke. Higher visitor arrivals, lengths of stay and customer usage also contributed to the increase in kilowatthour sales in the quarter compared with the first quarter of 2003. Further contributing to the increase in electric utility net income was a reduction in other operations costs principally due to a $1.6 million decrease in retirement benefits expenses compared with the first quarter of 2003 due primarily to an increase in the value of plan assets in 2003. Maintenance expenses were higher due to increased overhauls and storm-related expenses in the first quarter of 2004 versus 2003.

Bank net income in the first quarter was $15.9 million compared to $13.5 million in the same quarter last year. ”Continued excellent asset quality and low delinquencies attributable to a strong Hawaii real estate market resulted in the reversal of $1.6 million of the bank’s allowance for loan losses, contributing to an 18% increase in bank net income this quarter compared with the first quarter of 2003,” said Clarke. “Delinquent and nonaccrual loans as a percent of total loans at March 31, 2004, continued to trend downward to 0.5%, a level well below historical norms. Given this trend and recoveries on loans previously charged off, the bank reduced the allowance for loan losses.”

“The $1.6 million allowance for loan losses reversal more than offset the effect of low interest rates that continued to compress interest margins at the bank,” said Clarke. The interest rate spread declined to 3.05% in the recent quarter versus 3.14% for the same period in 2003, reflecting net interest margin compression of nearly $1 million quarter-over-quarter.

Also contributing to higher bank net income was a quarter-over-quarter decline in general and administrative expenses due primarily to the timing of expenditures to transform the bank from a traditional thrift to a full-service community bank.

The holding and other companies’ net loss was $5.0 million in the first quarter of 2004 versus $6.8 million in same quarter of 2003. The net loss decreased due primarily to the impact of lower interest rates and lower legal expenses.

The electric utilities have implemented Financial Accounting Standards Board Interpretation (FIN) No. 46R, “Consolidation of Variable Interest Entities.” In addition, the electric utilities continue to evaluate their relationships with independent power producers (IPPs), from whom they purchase power, in accordance with FIN No. 46R. FIN No. 46R prescribes how a business should evaluate whether it has a controlling financial interest in (i.e., is the primary beneficiary of) a variable interest entity (VIE) through means other than voting rights and if so, requires the business to consolidate the VIE. The electric utilities have requested, from the IPPs supplying power to them, the information needed to conduct the evaluation prescribed by FIN No. 46R. The response from the IPPs has been mixed and the electric utilities do not have sufficient information to evaluate several of the IPP relationships. Where sufficient information has been provided, the electric utilities have concluded that consolidation is not necessary at this time. The electric utilities are continuing their attempts to obtain additional information from the IPPs who have not responded adequately to date in order to evaluate whether the IPPs should be consolidated. If any of the IPPs are ultimately consolidated under FIN No. 46R, the consolidation could have a material effect on the electric utilities’ and HEI’s financial statements.

HEI will hold its annual shareholders’ meeting today at 9:30 a.m., in Honolulu, Hawaii to elect a Class III director and four Class II directors and the Company’s independent auditor.

HEI and its subsidiaries are a critical part of Hawaii’s economy. HEI supplies power to over 400,000 customers or 93% of the Hawaii market through its electric utilities and a wide array of banking and other financial services to consumers and businesses through the state’s third largest financial institution.

Forward-Looking Statements

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page vi of HEI’s 2003 Annual Report filed on Form 10-K/A, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended March 31,		Twelve months ended March 31,
(in thousands, except per share amounts)	2004	2003	2004	2003
Revenues
Electric utility	$346,613	$328,912	$1,414,386	$1,307,757
Bank	89,258	95,102	365,476	395,515
Other	1,239	622	13,928	(2,371)

	437,110	424,636	1,793,790	1,700,901

Expenses
Electric utility	302,473	287,937	1,234,656	1,117,430
Bank	63,150	72,676	269,039	302,377
Other	3,650	4,935	17,779	20,177

	369,273	365,548	1,521,474	1,439,984

Operating income (loss)
Electric utility	44,140	40,975	179,730	190,327
Bank	26,108	22,426	96,437	93,138
Other	(2,411)	(4,313)	(3,851)	(22,548)

	67,837	59,088	272,316	260,917

Interest expense–other than bank	(21,447)	(17,980)	(72,759)	(71,745)
Allowance for borrowed funds used during construction	644	443	2,115	1,943
Preferred stock dividends of subsidiaries	(475)	(502)	(1,979)	(2,007)
Preferred securities distributions of trust subsidiaries	—	(4,009)	(12,026)	(16,035)
Allowance for equity funds used during construction	1,449	988	4,728	4,169

Income from continuing operations before income taxes	48,008	38,028	192,395	177,242
Income taxes	17,076	13,701	67,742	61,570

Income from continuing operations	30,932	24,327	124,653	115,672
Loss from discontinued operations, net of income taxes	—	—	(3,870)	—

Net income	$30,932	$24,327	$120,783	$115,672

Per common share
Basic earnings (loss) - Continuing operations	$0.81	$0.66	$3.30	$3.17
- Discontinued operations	—	—	$(0.10)	—

	$0.81	$0.66	$3.20	$3.17

Diluted earnings (loss) - Continuing operations	$0.80	$0.66	$3.29	$3.15
- Discontinued operations	—	—	(0.10)	—

	$0.80	$0.66	$3.19	$3.15

Dividends	$0.62	$0.62	$2.48	$2.48

Weighted-average number of common shares outstanding	38,369	36,897	37,712	36,544

Adjusted weighted-average shares	38,578	37,086	37,849	36,751

Income (loss) from continuing operations by segment
Electric utility	$20,023	$17,656	$81,278	$87,502
Bank	15,927	13,508	58,680	56,382
Other	(5,018)	(6,837)	(15,305)	(28,212)

Income from continuing operations	$30,932	$24,327	$124,653	$115,672

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K/A for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In the first quarter of 2004, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II. The Company did not elect to restate previously issued financial statements. Due to the deconsolidation, for the three months ended March 31, 2004, the Company’s consolidated statement of income reflected equity in earnings of Hawaiian Electric Industries Capital Trust I, HEI Preferred Funding, LP, HECO Capital Trust I and HECO Capital Trust II of $0.5 million, interest expense of $4.5 million from borrowings related to these entities and no preferred securities distributions of trust subsidiaries.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31	2004	2003
(in thousands)
Operating revenues	$345,944	$327,961

Operating expenses
Fuel oil	97,086	90,839
Purchased power	92,239	85,354
Other operation	34,269	38,527
Maintenance	16,996	14,282
Depreciation	28,744	27,612
Taxes, other than income taxes	32,884	31,077
Income taxes	12,887	11,215

	315,105	298,906

Operating income	30,839	29,055

Other income
Allowance for equity funds used during construction	1,449	988
Other, net	641	767

	2,090	1,755

Income before interest and other charges	32,929	30,810

Interest and other charges
Interest on long-term debt	10,070	10,324
Amortization of net bond premium and expense	569	513
Preferred securities distributions of trust subsidiaries	—	1,919
Other interest charges	2,412	342
Allowance for borrowed funds used during construction	(644)	(443)
Preferred stock dividends of subsidiaries	229	229

	12,636	12,884

Income before preferred stock dividends of HECO	20,293	17,926
Preferred stock dividends of HECO	270	270

Net income for common stock	$20,023	$17,656

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,368	2,279
Cooling degree days (Oahu)	912	828
Average fuel cost per barrel	$37.60	$35.91

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K/A for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

In the first quarter of 2004, HECO and subsidiaries adopted the provisions of Financial Accounting Standards Board Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” and deconsolidated HECO Capital Trust I and HECO Capital Trust II. HECO and subsidiaries did not elect to restate previously issued financial statements. Due to the deconsolidation, for the three months ended March 31, 2004, HECO’s consolidated statement of income reflected equity in earnings of HECO Capital Trust I and HECO Capital Trust II of $0.1 million, interest expense of $2.0 million from borrowings related to these trusts and no preferred securities distributions of trust subsidiaries.

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three months ended March 31	2004	2003
(in thousands)
Interest and dividend income
Interest and fees on loans	$46,409	$50,473
Interest on mortgage-related securities	27,077	29,277
Interest and dividends on investment securities	1,748	1,757

	75,234	81,507

Interest expense
Interest on deposit liabilities	12,210	14,430
Interest on Federal Home Loan Bank advances	10,497	13,566
Interest on securities sold under repurchase agreements	5,246	5,341

	27,953	33,337

Net interest income	47,281	48,170
Provision for loan losses	(1,600)	1,150

Net interest income after provision for loan losses	48,881	47,020

Other income
Fees from other financial services	5,582	5,685
Fee income on deposit liabilities	4,381	3,870
Fee income on other financial products	2,976	2,855
Fee income on loans serviced for others, net	(330)	(1,002)
Gain (loss) on sale of securities	16	812
Other income	1,399	1,375

	14,024	13,595

General and administrative expenses
Compensation and employee benefits	15,755	16,093
Occupancy and equipment	7,923	7,192
Data processing	2,823	2,804
Professional services	1,640	3,197
Other	8,656	8,903

	36,797	38,189

Income before minority interests and income taxes	26,108	22,426
Minority interests	26	34
Income taxes	8,803	7,531

Income before preferred stock dividends	17,279	14,861
Preferred stock dividends	1,352	1,353

Net income for common stock	$15,927	$13,508

Interest rate spread (%)	3.05	3.14

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Report on SEC Form 10-K/A for the year ended December 31, 2003 and the consolidated financial statements and the notes thereto in HEI’s Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 2004 (when filed). Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Item 12. Results of Operations and Financial Condition

The news release dated April 19, 2004 filed under Item 5, “Other Events,” herein is also furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Eric K. Yeaman	/s/ Richard A. von Gnechten
Eric K. Yeaman	Richard A. von Gnechten
Financial Vice President, Treasurer and Chief Financial Officer	Financial Vice President
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: April 19, 2004	Date: April 19, 2004